UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 23, 2016

Date of Report (Date of earliest event reported)

BALLANTYNE STRONG, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13906	47-0587703
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

13710 FNB Parkway, Suite 400
Omaha, Nebraska	68154
(Address of principal executive offices)	(Zip Code)

(402) 453-4444

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Stockholders on May 23, 2016. There were issued and outstanding and entitled to vote at the Annual Meeting 14,291,014 shares of common stock. There were present, in person or by proxy, 13,727,503 shares representing approximately 96.06% of the common stock issued and outstanding and entitled to vote. The matters set forth below were voted upon, which the results as indicated:

Proposal No. 1 – Election of Directors:

The Inspector of Elections certified the following vote tabulations for the eight nominees for election to the Board of Directors, all of whom were elected:

	For	Withheld	Broker Non-Votes
D. Kyle Cerminara	9,884,439	681,465	3,161,599
Samuel C. Freitag	10,288,190	277,714	3,161,599
Charles T. Lanktree	10,295,320	270,584	3,161,599
William J. Gerber	10,295,750	270,154	3,161,599
James C. Shay	10,294,350	271,554	3,161,599
Ndamukong Suh	9,895,585	670,319	3,161,599
Lewis M. Johnson	9,735,245	830,659	3,161,599
Robert J. Roschman	10,295,750	270,154	3,161,599

Proposal No. 2 – Advisory Vote on Executive Compensation:

The Inspector of Elections certified the following advisory vote tabulations for the non-binding resolution to approve the compensation of the Company’s Named Executive Officers, as described in the Company’s Proxy Statement:

For	Against	Abstain	Broker Non-Votes
9,846,258	708,892	10,754	3,161,599

Proposal No. 3 – Ratification of Appointment of Independent Auditors:

The Inspector of Elections certified the following vote tabulations for the proposal to ratify the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2016.

For	Against	Abstain
12,822,529	887,991	16,983

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLANTYNE STRONG, INC.

Date: May 24, 2016	By:	/s/ Nathan D. Legband
Nathan D. Legband
Senior Vice President, Chief Financial Officer and Treasurer